Exhibit 4.3

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY           , HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE AND CONFIDENTIAL

AMENDMENT NO. 1 TO FIRST AMENDED AND RESTATED
UNCOMMITTED LINE OF CREDIT AGREEMENT

This Amendment No. 1 dated as of July 20, 2021 (this “Amendment”) is entered into by and between IMS INTERNET MEDIA SERVICES, INC., a Florida corporation (the “Borrower”) and CITIBANK, N.A. (the “Lender”), and amends the First Amended and Restated Uncommitted Line of Credit Agreement dated as of November 19, 2020 (as amended, supplemented or otherwise modified through the date hereof, the “Credit Agreement”) entered into by and between the Borrower and the Lender. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

W I T N E S S E T H:

Whereas, the Borrower and the Lender desire to amend the Credit Agreement in order to effect the changes described below;

Now, Therefore, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto hereby agree as follows:

Section 1.           Amendments.

(a)           Section 1 of the Credit Agreement is hereby amended by deleting the reference to “$17,000,000” set forth therein and inserting “$27,000,000” in lieu thereof.

(b)           Section 4 of the Credit Agreement is hereby amended by designating the provisions set forth therein as subclause “(a)”.

(c)           The defined term “Base Rate” set forth in Section 4 of the Credit Agreement is hereby amended by deleting the reference to “2.25%” and inserting “2.00%” in lieu thereof.

(d)           The defined term “LIBOR Rate” set forth in Section 4 of the Credit Agreement is hereby amended by deleting the reference to “3.25%” and inserting “3.00%” in lieu thereof.

(e)           Section 4 of the Credit Agreement is hereby amended by inserting the new defined terms set forth on Annex A attached hereto in the correct alphabetical order therein.

(f)            Section 4 of the Credit Agreement is hereby amended by inserting a new Section 4(b) in the form attached hereto as Annex B.

(g)           Section 10(s) of the Credit Agreement is hereby amended by deleting both references to “$17,000,000” and inserting “$27,000,000”.

(h)           Section 13(h) of the Credit Agreement is hereby amended by deleting “$17,000,000” and inserting “$27,000,000”.

Section 2.           Conditions Precedent to the Effectiveness of this Amendment

This Amendment shall become effective as of the date (the “Effective Date”) when, and only when, each of the following conditions precedent shall have been satisfied:

(i)         Executed Counterparts. The Lender and the Borrower shall have duly executed and delivered this Amendment.

(ii)        Corporate Documents. Copies of the constitutive documents of the Borrower and any internal corporate document evidencing the authorization of the making and performance by it of this Amendment and the Loan Documents.

(iii)       Corporate Certificate. A certificate of the Borrower as to the authority, incumbency and specimen signatures of the persons who have executed this Amendment and the Loan Documents or will execute any other documents in connection herewith, in each case, on behalf of the Borrower shall have been delivered to the Lender.

(iv)       Payment of Fees. The Lender shall have received all of the fees, costs and expenses (including the fees and expenses of counsel to the Lender) that are then due and payable hereunder and under the Loan Documents.

Section 3.           Representations and Warranties

On and as of the Effective Date, after giving effect to this Amendment, the Borrower hereby represents and warrants to the Lender as follows:

(a)           this Amendment has been duly authorized, executed and delivered by the Borrower and constitutes the legal, valid and binding obligations of the Borrower enforceable against it in accordance with its terms, and the Credit Agreement as amended by this Amendment constitutes the legal, valid and binding obligation of the Borrower enforceable against it in accordance with its terms, in each case, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and subject to general principals of equity, regardless of whether considered in a proceeding in equity or at law;

(b)           the representations and warranties of the Borrower contained in the Credit Agreement and in each other Loan Document are true and correct; and

(c)           no Default or Event of Default has occurred and is continuing.

Section 4.           Reference to the Effect on the Loan Documents

(a)           As of the Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Credit Agreement (including, without limitation, by means of words like “thereunder”, “thereof” and words of like import), shall mean and be a reference to the Credit Agreement as amended hereby, and this Amendment and the Credit Agreement shall be read together and construed as a single instrument.

(b)           Except as expressly amended hereby or specifically waived above, all of the terms and provisions of the Credit Agreement and all other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed.

(c)           The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lender under any of the Loan Documents, nor constitute a waiver or amendment of any other provision of any of the Loan Documents or for any purpose except as expressly set forth herein.

(d)           This Amendment is a Loan Document.

Section 5.           Execution in Counterparts

This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed counterpart by telecopy or electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 6.           Governing Law; Submission to Jurisdiction

The provisions of Section 21 of the Credit Agreement are hereby incorporated herein, mutatis mutandis.

Section 7.           Section Titles

The section titles contained in this Amendment are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto, except when used to reference a section.

Section 8.           Notices

All communications and notices hereunder shall be given as provided in the Credit Agreement.

Section 9.           Severability

The fact that any term or provision of this Amendment is held invalid, illegal or unenforceable as to any person in any situation in any jurisdiction shall not affect the validity, enforceability or legality of the remaining terms or provisions hereof or the validity, enforceability or legality of such offending term or provision in any other situation or jurisdiction or as applied to any person.

Section 10.         Successors

The terms of this Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

Section 11.           Waiver of Jury Trial

Each of the parties hereto irrevocably waives trial by jury in any action or proceeding with respect to this Amendment or any other Loan Document.

Section 12.           Reaffirmation

Each of the Subsidiary Guarantors agree and acknowledge the terms of this Amendment (including the increase in the principal amount of Loan that may be advanced under the Credit Agreement) and reaffirm its obligations under the Guaranty and the other Loan Documents notwithstanding the execution and effectiveness of this Amendment and confirm that the Guaranty and other Loan Documents remain in full force and effect.

[SIGNATURE PAGES FOLLOW]

In Witness Whereof, the parties hereto have caused this Amendment No. 1 to be duly executed by their authorized signatories as of the day and year first above written.

IMS INTERNET MEDIA SERVICES, INC., as the Borrower

By:
Name:
Title:

CITIBANK, N.A., as the Lender

By:
Name:
Title:

[Signature Page to Amendment No. 1 to Credit Agreement]